Exhibit 10.3

BIOMARIN PHARMACEUTICAL INC.

AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

BIOMARIN PHARMACEUTICAL INC.

AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan of BioMarin Pharmaceutical Inc. (the “Company”), which is an amendment and restatement of the Company’s 1998 Employee Stock Purchase Plan (which shall remain in full force and effect (including all Offering Periods, as defined below, in effect there under).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Shares of the Company. It is the intention, but not the obligation, of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Administrator” means (i) any person or committee to whom the Board delegates administrative discretion under the Plan, and (ii) the Board, which may exercise any and all administrative powers associated with the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Shares” means shares of common stock, par value $.001 per share, of the Company.

(e) “Company” means BioMarin Pharmaceutical Inc., a Delaware corporation.

(f) “Compensation” means the sums of the types and amounts of compensation determined from time to time by the Administrator in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of Section 423 of the Code, including the equal treatment of participants having the same employer corporation.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting shares of beneficial interest of the Company (or its successor or parent) immediately thereafter.

(j) “Designated Subsidiaries” means the Subsidiaries (or other entities with respect to sub-plans established under Section 19(d)) that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Employee” means any person, including an Officer, whom the Company or one of its Designated Subsidiaries classifies as an employee for payroll tax purposes and who (i) is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week, (ii) is customarily employed by the Company or one of its Designated Subsidiaries for more than five months in a calendar year, and (iii) has been employed by the Company or one of its Designated Subsidiaries for at least six (6) months.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Offering Date” means the first business day of each Offering Period (and shall thereby be the grant date for each Offering Period).

(n) “Offering Period” means a period of approximately twenty-four (24) months, commencing on the first business day on or after May 1 and November 1 of each year and terminating on the last business day of the periods ending twenty-four months later (or such other period that the Administrator may determine in its sole discretion before an Offering Date); provided that the first Offering Period under the Plan, as amended and restated herein, shall begin on May 1, 2005 and shall end on April 30, 2007.

(o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated there under.

(p) “Plan” means this Amended and Restated 2006 Employee Stock Purchase Plan.

(q) “Purchase Date” means the last day of each Purchase Period of the Plan, provided, however, that if such date is not a business day, the “Purchase Date” shall mean the immediately preceding business day.

(r) “Purchase Period” means a period of six calendar months (or such other period of up to 27 consecutive months that the Administrator may determine in its sole discretion before an Offering Date), beginning on the day after each Purchase Date and ending on the next Purchase Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Purchase Date; provided, however, that the first Purchase Period under the Plan as amended and restated shall commence on May 1, 2006.

(s) “Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b)) of a Share on the Offering Date or the Purchase Date, whichever is lower; provided, however, that the Administrator may before any Offering Date establish a different formula for determining the Purchase Price so long as the formula does not result in a lower Purchase Price than is allowable under Section 423(b)(6) of the Code.

(t) “Share” means one Common Share, as adjusted in accordance with Section 18.

(u) “Subsidiary” means a corporation (or an unincorporated entity of which the Company is a co-employer of its employees), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the date 30 days before the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding other than Section 3(c), no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial ownership of the Company and/or hold outstanding options to purchase Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or shares of common stock of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase Shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) Employees of affiliates of the Company that are not corporate Subsidiaries, and Employees who are ineligible to participate pursuant to Section 3(b)(i) may, in the sole discretion of the Administrator, be eligible to participate in any Company sub-plan or sub-plans that the Administrator may establish in accordance with Section 19(d).

4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period generally commencing on the first business day on or after May 1 or November 1 of each year (or on such other day as the Administrator shall determine), ending on the last day of the calendar month that is approximately twenty-four (24) months after the Purchase Period begins, and continuing thereafter until terminated in accordance with Section 20; provided, however, that the first Offering Period under the Plan shall be the Offering Period that commenced May 1, 2005. The Administrator shall have the power to change the duration and/or frequency of Offering Periods and Purchase Periods with respect to future purchases without stockholder approval, provided that the Administrator shall announce any such change at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement (the “Subscription Agreement”) provided by the Company in the form attached hereto as Exhibit A and filing it with the Company’s Human Resources Department or the stock brokerage or other financial services firms designated or approved by the Administrator from time to time (each, a “Designated Broker”) prior to the applicable Offering Date, unless a later time for filing the Subscription Agreement is set by the Board for all eligible Employees with respect to a given Purchase Period. The Subscription Agreement shall set forth the percentage of the participant’s Compensation (subject to Section 6(a)) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period to which the Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

(c) A participant’s Subscription Agreement shall remain in effect for successive Purchase Periods unless modified as provided in Section 6 or terminated as provided in Section 10.

6. Method of Payment of Contributions.

(a) Subject to the limitation set forth in Section 6(c), a participant shall elect to have payroll deductions made on each payday during the Purchase Period in an amount not less than one percent (1%) nor more than ten percent (10%)of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, and may increase or decrease the rate of his or her Contributions with respect to the Purchase Period only in accordance with rules that the Administrator establishes before the Offering begins. Any change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new Subscription Agreement, if the agreement is filed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date for each Purchase Period within the Offering Period a number of Shares determined by dividing such Employee’s Contributions accumulated during such Purchase Period and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided however that the maximum number of Shares an Employee may purchase during each Purchase Period shall not exceed 5,000 Shares (subject to adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock that an eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

(b) The fair market value of the Company’s Common Shares on a given date (the “Fair Market Value”) shall be –

(i) the closing sales price of the Common Shares for such date (or, in the event that the Common Shares are not traded on such date, on the immediately preceding trading date), as reported by the New York Stock Exchange or the American Stock Exchange, or, if such price is not reported, then on the nearest preceding trading day during which a sale occurred; or

(ii) if such stock is not traded on either exchange but is quoted on NASDAQ or a successor quotation system (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System or any successor system) or (B) the mean of the bid and asked prices per-share of the Common Shares as reported by the NASDAQ or successor; or

(iii) in the event the Common Shares are not listed on a stock exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter market, the Fair Market Value per share shall be the mean between the most recent representative bid and asked prices; or

(iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of a Purchase Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be sold or issued pursuant to the Plan. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Purchase Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with a Designated Broker.

10. Voluntary Withdrawal; Termination of Employment.

(a) Subject to applicable securities law restrictions (e.g., the Company’s insider trading policy), a participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving the Company or the Designated Broker, a notice of withdrawal (the “Notice of Withdrawal”) in the form attached hereto as Exhibit B, at least five (5) days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her Notice of Withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Purchase Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of a Purchase Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 13, and his or her option will be automatically terminated. A participant will have up to 30 days to transfer, to himself, to a designated beneficiary, or to a designated broker, any Shares that the Company or the Designated Broker holds for the benefit of the Participant (using a form that the Administrator provides). If within 30 days, the participant’s Shares are not transferred, the Administrator may, but shall not be obligated to, issue and mail a stock certificate for the Shares to the participant.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Purchase Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) If a participant withdraws from a Purchase Period, the participant may enroll in a subsequent purchase period but only once within the same calendar year for this Plan or any succeeding employee stock purchase plan or any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible, subject to applicable securities law restrictions. If a participant withdraws from a Purchase Period, payroll deductions shall not resume at the beginning of any succeeding Purchase Period for which the participant is eligible to enroll unless the participant delivers a new Subscription Agreement to the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Shares.

(a) Subject to Section 18, the maximum number of Shares that participants may purchase pursuant to the Plan for Offering Periods beginning after on or after May 1, 2005 shall be Two Million Five Hundred Thousand (2,500,000) Shares. The Shares that participants purchase pursuant to the Plan shall by newly-issued Shares, treasury Shares, or Shares purchased by the Designated Broker on the open market provided, however, that no more than 2,500,000 Shares, (as adjusted pursuant to Section 18) shall be purchased pursuant to options under the Plan. In the latter case, to the extent the Purchase Price for Shares is below their Fair Market Value for any Purchase Period, the Company shall pay the Designated Broker such amounts as are necessary to subsidize the Purchase Price for Shares purchased on the open market.

(b) The participant shall have no interest (including no right to receive any dividends) or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or, if directed by the participant in writing, in the name of the participant and his or her spouse.

13. Administration. The Administrator shall supervise and administer the Plan, and shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims under the Plan, to adopt, amend and rescind any rules deemed appropriate for the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision, and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties. No person acting individually or jointly as the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any participant.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made in the form and in the manner as directed by the Company’s Human Resources Department.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice in accordance with Section 14(a). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual recordkeeping accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees at least annually by the Designated Broker, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

18. Adjustments Upon Corporate Transactions.

(a) In the event of a proposed dissolution or liquidation of the Company, any Purchase Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Purchase Period as provided in Section 10.

(b) For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Shares in the transaction.

(c) The Administrator shall equitably adjust the number of Shares covered by each outstanding option, and the number of Shares that may be purchased pursuant to options under the Plan, as well as the price per Share covered by each such outstanding option, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any option.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or a Purchase Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Purchase Period is in the best interests of the Company and the shareholders, or if continuation of the Plan and/or the Purchase Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent the Administrator considers it appropriate to conform the Plan with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Purchase Periods, to limit the frequency and/or number of changes in the amount withheld during a Purchase Period, to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, to permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and to establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

(c) The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company specifically authorizes the Administrator to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(d) The Administrator may also adopt sub-plans applicable to the Company or to particular Subsidiaries, or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. In addition, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan; Effective Date. The Plan, as amended and restated, shall become effective on May 2, 2006, provided that the Plan’s effectiveness shall be contingent on its receipt of approval in 2006 by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law). The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19. In the event that the Plan does not receive shareholder approval in 2006, this amended and restated Plan will be null and void, and the Plan as in effect immediately before this amendment and restatement will continue in full force and effect.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24. Notice of Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant sells, transfers or otherwise disposes of any Shares acquired under the Plan, if such disposition occurs within the earlier of (i) two (2) years of the Offering Date, or (ii) one (1) year of the Purchase Date, associated with such Shares. Each participant further agrees to provide any information about a disposition of Shares as may be requested by the Company to assist it in complying with any applicable tax laws.

25. Withholding of Taxes. Each participant must make adequate provision for all applicable federal, state, or other tax withholding obligations which may arise upon the exercise of any option or the disposition of any Shares.

26. No Employment Rights. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time.

27. Offsets. To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any participant under the terms of the Plan to the extent of any amount owed for any reason by such participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Board or its committee, in its sole discretion, shall determine.

28. Captions. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

29. Governing Law. The internal laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

EXHIBIT A

BIOMARIN PHARMACEUTICAL INC.

AMENDED AND RESTATED

2006 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Reason for Agreement:

——	Original Application: for the Offering Date of 1, (must be a date at least five days after the date of this election).

——	Change in Payroll Deduction Rate

——	Change of Beneficiary(ies)

1. I,                         , hereby elect to participate in the BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “ESPP”), and hereby subscribe to purchase Common Shares of the Company in accordance with this Subscription Agreement and the ESPP. Terms in this Subscription Agreement that begin with initial capital letters have the specially-defined meanings that are either set forth herein or in the ESPP (unless the context clearly indicates a different meaning).

2. Subject to the ESPP’s terms and conditions and those below, I hereby authorize payroll deductions from each paycheck in the amount of         % of my Compensation on each payday (at least 1% and not to exceed 10%) during the Offering Period. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of Common Shares at the applicable Purchase Price determined in accordance with the ESPP. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete “2006 Employee Stock Purchase Plan.” I understand that my participation in the ESPP is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement may be subject to obtaining stockholder approval of the ESPP.

5. Shares purchased for me under the ESPP should be issued only in my name (or, if this space      is checked, in the name(s) of me and my spouse, whose name is                         ).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares) or within one year of the Purchase Date, I will be treated for Federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares.

I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK.

The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods described above, I understand that I will be treated for Federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

I UNDERSTAND THAT NOTHING IN THIS AGREEMENT CONSTITUTES TAX ADVICE, AND I ACKNOWLEDGE THAT THE COMPANY HAS ENCOURAGED ME TO CONSULT MY OWN TAX ADVISOR WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due me under the ESPP:

PRIMARY BENEFICIARY:

(First) (Middle) (Last)

Relationship

(Address)

SECONDARY BENEFICIARY:

(First) (Middle) (Last)

Relationship

(Address)

8. I hereby agree to be bound by the terms of the ESPP, as modified by this Subscription Agreement. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the ESPP.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME, AND I HEREBY CONFIRM THAT THE FOLLOWING INFORMATION IS TRUE AND CORRECT.

Employee’s Social Security Number:

Employee’s Address:

Dated:

Signature of Employee

Dated:

Spouse’s Signature

(If beneficiary other than spouse)

EXHIBIT B

BIOMARIN PHARMACEUTICAL INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I, the undersigned participant in the BioMarin Pharmaceutical Inc. 2006 Employee Stock Purchase Plan (the “ESPP”), hereby notify Independence Holding Company (the “Company”) that I hereby withdraw from the participation in the ESPP for the purchase period which began on                     , 2006 (the “Enrollment Date”). I hereby direct the Company to pay to me, as promptly as practicable, all the payroll deductions credited to my account with respect to such Purchase Period. I understand and agree that my purchase option for such Purchase Period will be automatically terminated.

I understand further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period, and that I shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement for a future Purchase Period beginning after the date of this withdrawal but only once for re-commencing participation within the same calendar year.

Name and Address of Participant:

Signature:

Date: